EXHIBIT 1.2
FERRIS, BAKER WATTS, INCORPORATED
MASTER SELECTED DEALERS AGREEMENT

DATE

Ferris, Baker Watts, Incorporated
1700 Pennsylvania Avenue, NW
Suite 700
Washington, D. C. 20006

Gentlemen:

1. General. We understand that Ferris, Baker Watts, Incorporated is entering into this Master Selected Dealers Agreement ("Agreement") in counterparts with us and other firms who may participate as dealers in public offerings of securities pursuant to a registration statement filed under the Securities Act of 1933, as amended (the "Act") in which Ferris, Baker Watts, Incorporated is acting as representative ("Representative") of the underwriters comprising the underwriting syndicate or as one of the Representatives of the underwriters. Whether or not we have executed this Agreement, this Agreement shall apply to any offering of securities in which we act as a selected dealer.

At or prior to the time of an offering, you will advise us by one or more telegrams, telexes, graphic scanning communications or other form of written communication (such communications received by us with respect to an offering are hereinafter collectively referred to as the "Invitation"), to the extent applicable, as to the expected offering date, the expected closing date, the initial public offering price, the interest or dividend rate, if any, the conversion price, if applicable, the selling concession, the reallowance, the time of release of securities for sale to the public, the time at which subscription books will be opened and the amount of securities to be allotted to us, and stating that our participation as a selected dealer in the offering shall be subject to the provisions of this Agreement. Such information shall be deemed to be a part of this Agreement and this Agreement shall become binding with respect to our participation as a selected dealer in an offering of securities following your receipt of such information. If we have not previously executed this Agreement, by our purchase of securities in an offering covered by this Agreement we shall be deemed to be signatories hereof with respect to such offering.

The securities to be purchased in any offering of securities in which we agree to participate as a selected dealer pursuant to this Agreement, including any guarantees relating to such securities or any other securities into which such securities are convertible or for which such securities are exercisable or exchangeable and any securities that may be purchased upon exercise of an over-allotment option, are hereinafter referred to as the "Securities." The issuer or issuers of the Securities are hereinafter referred to as the "Issuer." The parties on whose behalf the Representatives execute the underwriting or purchase agreement or any associated terms or similar agreement with the Issuer or any selling security holders or any amendment or supplement thereto (collectively, the "Purchase Agreement") with respect to an offering of Securities in which we agree to participate as a selected dealer pursuant to this Agreement are hereinafter referred to as the "Underwriters," and the parties who agree to participate in such offering as selected dealers are hereinafter referred to as "Selected Dealers."

The following provisions of this Agreement shall apply separately to each individual offering of Securities.

2. Acceptance and Purchase. The offer to Selected Dealers will be made on the basis of a reservation of Securities and an allotment against subscriptions. Any application for additional Securities will be subject to rejection in whole or in part. Subscription books may be closed by the Representatives at any time in the Representatives' discretion without notice and the right is reserved to reject any subscription in whole or in part. We agree to purchase as principal the amount of Securities allotted to us by the Representatives.

3. Offering Materials. (a) The Representatives will, at our request, make available to us, as soon as practicable after sufficient quantities thereof are made available to them by the Issuer, copies of the prospectus or supplemented prospectus (excluding any documents incorporated by reference therein) to be used in connection with the offering of the Securities in such number as we may reasonably request. As used herein "Prospectus" means the form of prospectus (including any supplements or term sheet and any documents incorporated by reference therein) authorized for use in connection with such offering. With respect to Securities for which no Registration Statement is filed with the Securities Exchange Commission; you will furnish to us, to the extent made available to you by the Issuer, copies of any offering circular or other offering materials to be used in connection with the offering of the Securities and of each amendment thereto (the “Offering Circular”).

(b) We agree that in purchasing Securities we will rely upon no statement whatsoever, written or oral, other than the statements in the Prospectus or Offering Circular delivered to us by the Representatives and any documents incorporated by reference therein. We understand that we are not authorized to give any information or make any representation not contained in the Prospectus or in any document incorporated by reference therein, in connection with the offering of the Securities. Our purchase of Securities shall constitute our agreement that, if requested by the Representatives, we will furnish a copy of any amendment or supplement to any preliminary or final Prospectus or Offering Circular to each person to whom we have furnished a previous preliminary or final Prospectus or Offering Circular. Our purchase of Securities registered under the Act shall constitute our confirmation that we have delivered, and our agreement that we will deliver, all preliminary and final Prospectuses required for compliance with Rule 15c2-8 (or any successor provision) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). We agree to keep an accurate record of the distribution (including dates and number of copies) by us of the Prospectus or any preliminary prospectus (or any amendment, supplement or term sheet to any thereof) or Offering Circulars, and promptly upon request by you, to bring all subsequent changes to the attention of anyone to whom such materials shall have been distributed.

4. Offering of the Securities. (a) The offering of the Securities is made subject to the conditions referred to in the Prospectus or Offering Circular and to the terms and conditions set forth in this Agreement. After the public offering of the Securities has commenced, you may change the public offering price, the selling concession and the reallowance to dealers. Any of the Securities purchased by us pursuant to this Agreement are to be reoffered by us, subject to their receipt and acceptance by the Representatives, to the public at the initial public offering price, subject to the terms of this Agreement and the Prospectus. Except as otherwise provided herein, the Securities shall not be offered or sold by us below the initial public offering price before the termination of the effectiveness of this Agreement with respect to the offering of such Securities, except that a reallowance from the initial public offering price of not in excess of the amount set forth in the Invitation may be allowed to any Selected Dealer that (i) agrees that such amount is to be retained and not reallowed in whole or in part and (ii) makes the representations contained in Section 13 hereof.

(b) The Representatives as such and, with the Representatives' consent, any Underwriter may buy Securities from, or sell Securities to, any of the Selected Dealers or any of the Underwriters, and any Selected Dealer may buy Securities from, or sell Securities to, any other Selected Dealer or any Underwriter, at the initial public offering price less all or any part of the concession to Selected Dealers.

(c) If we have received or been credited with the Selected Dealers' concession as to any Securities purchased by us pursuant to this Agreement, which, prior to the later of (i) the termination of the effectiveness of this Agreement with respect to the offering of such Securities and (ii) the covering by the Representatives of any short position created by the Representatives in connection with the offering of such Securities, the Representatives may have purchased or contracted to purchase for the account of any Underwriter (whether such Securities have been sold or loaned by us), then we agree to pay the Representatives on demand for the accounts of the several Underwriters an amount equal to the Selected Dealers' concession and, in addition, the Representatives may charge us with any broker's commission and transfer tax paid in connection with such purchase or contract to purchase. Securities delivered on such repurchases need not be the identical Securities originally purchased. With respect to any such repurchased Securities as to which we have not yet received or been credited with the Selected Dealers' concession, we shall be responsible for any such broker's commission and transfer tax and the Representatives shall not be obligated to pay any Selected Dealers' concession as to such Securities.

(d) No expenses shall be charged to Selected Dealers. A single transfer tax upon the sale of the Securities by the respective Underwriters to us will be paid by such Underwriters when such Securities are delivered to us. However, we shall pay any transfer tax on sales of Securities by us and shall pay our proportionate share of any transfer tax or other tax (other than the single transfer tax described above) in the event that any such tax shall from time to time be assessed against us and other Selected Dealers as a group or otherwise.

5. Stabilization and Over-Allotment. The Representatives may, with respect to any offering of Securities, be authorized to over-allot, to purchase and sell Securities for long or short account and to stabilize or maintain the market price of the Securities. We agree that upon the Representatives' request at any time and from time to time prior to the termination of the effectiveness of this Agreement with respect to an offering of Securities, we will report the amount of Securities purchased by us pursuant to such offering which then remain unsold by us and will, upon the Representatives' request at any such time, sell to the Representatives for the account of one or more Underwriters such amount of such unsold Securities as the Representatives may designate at the initial public offering price less an amount to be determined by the Representatives not in excess of the Selected Dealers' concession.

6. Open Market Transactions. We agree not to bid for, purchase, attempt to induce others to purchase, or sell, directly or indirectly any Securities, any other securities of the Issuer of the same class and series as the Securities and any other securities of the Issuer which the Representatives may designate, except as brokers pursuant to unsolicited orders and as otherwise provided in this Agreement. If the Securities are or include common stock or securities convertible into common stock, we also agree not to effect or attempt to induce others to effect, directly or indirectly, any transactions in or relating to put or call options on any stock of the Issuer, except to the extent permitted by Regulation M under the Exchange Act as interpreted by the Commission. We represent that we have at all times complied with and will at all times comply with the provisions of Regulation M under the Exchange Act applicable to any offering of Securities.

7. Net Capital. We represent that the incurrence by us of our obligations hereunder in connection with the offering of the Securities will not result in a violation of Rule 15c3-1 under the Exchange Act, or of any similar provision of any applicable rules of any securities exchange to which we are subject or of any restriction imposed on us by any such exchange or any governmental authority.

8. Payment and Delivery. We agree that Securities purchased by us pursuant to this Agreement shall be paid for in an amount equal to the initial public offering price therefor or, if the Representatives shall so advise us, at such initial public offering price less the Selected Dealers' concession with respect thereto. Such payment shall be made in the form and at the time and places as may be specified by the Representatives. If payment is made for Securities purchased by us at the initial public offering price, the Selected Dealers' concession to which we may be entitled will be paid to us upon termination of the effectiveness of this Agreement with respect to the offering of such Securities.

Notwithstanding the foregoing provisions of this Section, if transactions in the Securities can be settled through the facilities of The Depository Trust Company or any other depository or similar facility, if we are a member, you are authorized, in your discretion, to make appropriate arrangements for payment and delivery through its facilities of the Securities to be purchased by us, or, if we are not a member, settlement may be made through a correspondent that is a member pursuant to our timely instructions.

9. Blue Sky and Other Qualifications. It is understood and agreed that the Representatives assume no responsibility or obligation with respect to the right of any Selected Dealer or other person to sell the Securities in any jurisdiction, notwithstanding any information the Representatives may furnish in that connection.

10. Termination, Amendment. (a) The terms and conditions set forth in (i) Section 4 hereof, (ii) the second sentence of Section 5 hereof and (iii) Section 6 of this Agreement hereof (collectively, the "offering provisions”) will terminate with respect to each offering of Securities pursuant to this Agreement at the close of business on the 30th day after the date of the initial public offering of such Securities or at the close of business on the day of the closing of the purchase of the Securities by the Underwriters pursuant to the Purchase Agreement, whichever is later, unless in either such case the effectiveness of such offering provisions is extended or sooner terminated as hereinafter provided. You may extend the effectiveness of such offering provisions up to an additional 15 days by notice to us to the effect that the offering provisions of this Agreement are extended to the date or by the number of days indicated in the notice. You may terminate such offering provisions other than Section 4(c) hereof at any time by notice to us to the effect that the offering provisions of this Agreement are terminated and you may terminate the provisions of Section 4(c) hereof at any time at or subsequent to the termination of the other offering provisions by notice to us to the effect that the penalty bid provisions of this Agreement are terminated. All other provisions of the Agreement shall remain operative and in full force and effect with respect to such offering.

(b) This Agreement may be terminated by either party hereto upon five business days' written notice to the other party; provided, however, that with respect to any particular offering of Securities, if you receive any such notice from us after you have advised us of the amount of securities allotted to us, this Agreement shall remain in full force and effect as to such offering and shall terminate with respect to such offering and all previous offerings only in accordance with and to the extent provided in subsection (a) of this Section.

(c) This Agreement may be supplemented or amended by you by notice to us by written communication and, except for supplements or amendments included with the information relating to a particular offering of Securities, any such supplement or amendment to this Agreement shall be effective with respect to any offering to which this Agreement applies after the date of such supplement or amendment. Each reference to "this Agreement" herein shall, as appropriate, be to this Agreement as so supplemented and amended.

11. Role of the Representatives; Role of the Selected Dealers; Legal Responsibility. (a) The Representatives are acting as representatives of each of the Underwriters in all matters connected with the offering of the Securities and with the Underwriters' purchases of the Securities. Any action to be taken, authority that may be exercised or determination to be made by the Representatives hereunder may be taken, exercised or made by Ferris, Baker Watts, Incorporated on behalf of all Representatives. The rights and liabilities of each Underwriter of Securities and each Selected Dealer shall be several and not joint.

(b) The Representatives, as such, shall have full authority to take such action as they may deem advisable in all matters pertaining to the offering of the Securities or arising under this Agreement. The Representatives will have no liability to any Selected Dealer for any act or omission except for obligations expressly assumed by the Representatives herein, and no obligations on the part of the Representatives will be implied hereby or inferred herefrom.

(c) We understand and agree that we are to act as principal in purchasing securities and we are not authorized to act as agent for the Issuer, any selling security holder or any of the Underwriters in offering the Securities to the public or otherwise.

(d) Nothing herein contained shall constitute us an association, or partners, with the other Selected Dealers, the Underwriters or Representatives, or, except as otherwise provided herein, render us liable for the obligations of any other Selected Dealers, the Underwriters or the Representatives. If the Selected Dealers among themselves or with the Underwriters or the Representatives are deemed to constitute a partnership for Federal income tax purposes, then each Selected Dealer elects to be excluded from the application of Subchapter K, Chapter 1, Subtitle A, of the Internal Revenue Code of 1986, as amended, and agrees not to take any position inconsistent with such election. The Representatives are authorized, in their discretion, to execute on behalf of the Selected Dealer such evidence of such election as may be required by the Internal Revenue Service.

12. Notices. Any notices from the Representatives to us shall be deemed to have been duly given if mailed, hand-delivered, telephoned (and confirmed in writing), telegraphed, telexed, telecopied or communicated by graphic scanning to us at the address set forth at the foot of this Agreement, or at such other address as we shall have advised you in writing. Any notice from us to the Representatives shall be deemed to have been duly given if mailed, hand-delivered, telephoned (and confirmed in writing), telegraphed, telexed, telecopied or communicated by graphic scanning to:

Ferris, Baker Watts, Incorporated
1700 Pennsylvania Ave.
Washington, DC 20007
Attn: Syndicate Department

Telephone: (202) 661-9500
Telecopy: (202) 661-9663

(or to such other address, telephone, telecopy or telex as we shall be notified by the Representatives). Communications by telegram, telex, telecopy, graphic scanning or other written form shall be deemed to be "written" communications.

13. NASD Matters. We represent that we are actually engaged in the investment banking or securities business and are either (a) a member in good standing of the NASD or (b) a foreign broker, dealer or other institution not eligible for membership in the NASD. If we are such a member we agree that in making sales of securities we will comply with all applicable rules of the NASD, including, without limitation, Rule 2740 of the NASD’s Conduct Rules.  If we are not an NASD member, we agree to comply as though we were a member with Rules 2730, 2740 and 2750 of the NASD’s Conduct Rules and to comply with the requirements of the NASD’s Interpretation on Free-Riding and Withholding. If we are such a foreign broker, dealer or other institution, we agree not to offer or sell any Securities in the United States of America except through the Representatives and in making sales of Securities we agree to comply with Rule 2420 of the NASD’s Conduct Rules as it applies to a nonmember broker or dealer in a foreign country. We agree that in selling Securities pursuant to any offering (which agreement shall also be for the benefit of the Issuer or other sellers of such Securities) we will comply with all applicable laws, rules and regulations, including the applicable provisions of the Act and the Exchange Act, the applicable rules and regulations of the Commission thereunder, the applicable rules and regulations of any securities exchange having jurisdiction over the offering and in the case of an offering referred to in Section 3(b) hereof, the applicable laws, rules and regulations of any applicable regulatory body.

14. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

____________________________________

(Name of Firm)

By: ___________________________________________

Print Name: _____________________________________

Title: __________________________________________

Address: _______________________________________

Telephone: _____________________________________

Fax: __________________________________________

Confirmed, as of the date first above written

FERRIS, BAKER WATTS, INCORPORATED

By ____________________________